Exhibit 1

INFORMATION REGARDING THE INSTRUCTION C PERSONS

The following sets forth the name, position, address, principal occupation, and citizenship of each director and executive officer of the applicable Reporting Persons (such executive officers and directors, the “Instruction C Persons”). To the best of the Reporting Persons’ knowledge, (i) none of the Instruction C Persons during the last five years has been convicted in a criminal proceeding (excluding traffic violations or other similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws and (ii) none of the Instruction C Persons owns any shares of Common Stock.

TEMASEK HOLDINGS (PRIVATE) LIMITED

Name, Business Address, Position	Principal Occupation	Citizenship
Lim Boon Heng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chairman and Director, Temasek Holdings (Private) Limited)	Chairman, Temasek Holdings (Private) Limited	Singaporean

Cheng Wai Keung 3 Killiney Road #10-01 Winsland House 1 Singapore 239519 (Deputy Chairman and Director, Temasek Holdings (Private) Limited)	Chairman and Managing Director, Wing Tai Holdings Limited	Singaporean

Kua Hong Pak 205 Braddell Road East Wing 7th Floor Singapore 579701 (Director, Temasek Holdings (Private) Limited)	Managing Director & Group CEO, ComfortDelGro Corporation Limited	Singaporean

Goh Yew Lin 50 Raffles Place #33-00 Singapore Land Tower Singapore 048623 (Director, Temasek Holdings (Private) Limited)	Managing Director, G.K. Goh Holdings Limited	Singaporean

Teo Ming Kian 250 North Bridge Road #05-01 Raffles City Tower Singapore 179101 (Director, Temasek Holdings (Private) Limited)	Chairman, Vertex Venture Holdings Ltd.	Singaporean

Marcus Wallenberg SE-106 40 Stockholm, Sweden (Director, Temasek Holdings (Private) Limited)	Chairman, Skandinaviska Enskilda Banken, Saab AB and FAM AB	Swedish

Lien Jown Leam Michael One Raffles Place (formerly known as OUB Centre) #51-00 Singapore 048616 (Director, Temasek Holdings (Private) Limited)	Executive Chairman, Wah Hin and Company Private Limited	Singaporean

Wong Yuen Kuai Lucien One Marina Boulevard #28-00 Singapore 018989 (Director, Temasek Holdings (Private) Limited)	Chairman and Senior Partner, Allen & Gledhill LLP	Singaporean

Robert Bruce Zoellick c/o 101 Constitution Avenue, NW Suite 1000 East Washington, DC 20001 (Director, Temasek Holdings (Private) Limited)	Board Member, Laureate Education, Inc.	American

Chin Yoke Choong Bobby c/o 1 Joo Koon Circle #13-01 FairPrice Hub Singapore 629117 (Director, Temasek Holdings (Private) Limited)	Deputy Chairman, NTUC Enterprise Cooperative Limited	Singaporean

Ng Chee Siong Robert 11th - 12th Floors, Tsim Sha Tsui Centre, Salisbury Road, Tsim Sha Tsui, Kowloon, Hong Kong (Director, Temasek Holdings (Private) Limited)	Chairman, Sino Land Company Ltd.	Singaporean / Hong Kong Permanent Resident

Peter Robert Voser Affolternstrasse 44, 8050 Zurich Switzerland (Director, Temasek Holdings (Private) Limited)	Chairman, ABB Ltd	Swiss

Lee Theng Kiat 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director, Temasek Holdings (Private) Limited)	Executive Director & CEO, Temasek International Pte. Ltd.	Singaporean

Ho Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek Holdings (Private) Limited)	Executive Director & CEO, Temasek Holdings (Private) Limited	Singaporean

Chia Song Hwee

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(President,

Joint Head, Investment Group,

Joint Head, Portfolio Management Group,

Joint Head, Singapore,

Temasek International Pte. Ltd.)

	President, Joint Head, Investment Group, Joint Head, Portfolio Management Group, Joint Head, Singapore, Temasek International Pte. Ltd.	Singaporean

Gregory L. Curl 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President, Temasek International Pte. Ltd.)	President, Temasek International Pte. Ltd.	American

Dilhan Pillay Sandrasegara

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(President,

Joint Head, Enterprise Development Group,

Joint Head, Investment Group,

Joint Head, Singapore,

Head, Americas,

Temasek International Pte. Ltd.)

	President, Joint Head, Enterprise Development Group, Joint Head, Investment Group, Joint Head, Singapore, Head, Americas, Temasek International Pte. Ltd.	Singaporean

Syed Fidah Bin Ismail Alsagoff 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 (Head, Life Sciences, Temasek International Pte. Ltd.)	Head, Life Sciences, Temasek International Pte. Ltd.	Singaporean

MichaeI John Buchanan

60B Orchard Road,

#06-18 Tower 2,

The Atrium@Orchard,

Singapore 238891

(Head, Strategy,

Senior Managing Director,

Portfolio Strategy & Risk Group,

Temasek International Pte. Ltd.)

	Head, Strategy, Senior Managing Director, Portfolio Strategy & Risk Group, Temasek International Pte. Ltd.	Australian

Chan Wai Ching 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 (Joint-Head, Corporate Development Group, Head, Organisation & People, Temasek International Pte. Ltd.)	Joint-Head, Corporate Development Group, Head, Organisation & People, Temasek International Pte. Ltd.	Singaporean

Cheo Hock Kuan 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 (Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.)	Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.	Singaporean

Luigi Feola 23 King Street London SW1Y6QY United Kingdom (Senior Managing Director, Europe, Joint Head, Consumer, Temasek International (Europe) Limited)	Senior Managing Director, Europe, Joint Head, Consumer, Temasek International (Europe) Limited	Italian

Heng Chen Seng David

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Joint Head, Consumer

Head, Real Estate,

Joint Head, China,

Head, Japan & Korea

Temasek International Pte. Ltd.)

	Joint Head, Consumer Head, Real Estate, Joint Head, China, Head, Japan & Korea Temasek International Pte. Ltd.	Singaporean

Leong Wai Leng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Financial Officer, Joint Head, Corporate Development Group, Temasek Holdings (Private) Limited)	Chief Financial Officer, Joint Head, Corporate Development Group, Temasek Holdings (Private) Limited	Singaporean

Nagi Adel Hamiyeh

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Joint Head, Enterprise Development Group,

Joint Head, Industrials,

Head, Africa & Middle East,

Temasek International Pte. Ltd.)

	Joint Head, Enterprise Development Group, Joint Head, Industrials, Head, Africa & Middle East, Temasek International Pte. Ltd.	Singaporean

Neil Garry McGregor

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, Energy & Resources,

Head, Australia & New Zealand,

Senior Managing Director, Enterprise Development Group,

Temasek International Pte. Ltd.)

	Head, Energy & Resources, Head, Australia & New Zealand, Senior Managing Director, Enterprise Development Group, Temasek International Pte. Ltd.	New Zealander

Pek Siok Lan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (General Counsel, Temasek International Pte. Ltd.)	General Counsel, Temasek International Pte. Ltd.	Singaporean

Png Chin Yee 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 (Head, Financial Services, Senior Managing Director, China, Temasek International Pte. Ltd.)	Head, Financial Services, Senior Managing Director, China, Temasek International Pte. Ltd.	Singaporean

Ravi Lambah 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Telecom, Media & Technology, Joint Head, India, Temasek International Pte. Ltd.)	Head, Telecom, Media & Technology, Joint Head, India, Temasek International Pte. Ltd.	Maltese

Rohit Sipahimalani 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Portfolio Strategy & Risk Group, Joint Head, India, Temasek International Pte. Ltd.)	Joint Head, Portfolio Strategy & Risk Group, Joint Head, India, Temasek International Pte. Ltd.	Singaporean

Tan Chong Lee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Portfolio Management Group, Head, Europe, Head, South East Asia, Temasek International Pte. Ltd.)	Joint Head, Portfolio Management Group, Head, Europe, Head, South East Asia, Temasek International Pte. Ltd.	Singaporean

Teo Juet Sim Juliet

60B Orchard Road,

#06-18 Tower 2,

The Atrium@Orchard,

Singapore 238891

(Head, Transportation & Logistics,

Senior Managing Director,

Portfolio Management,

Temasek International Pte. Ltd.)

	Head, Transportation & Logistics, Senior Managing Director, Portfolio Management, Temasek International Pte. Ltd.	Singaporean

Wu Yibing 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Portfolio Strategy & Risk Group Joint Head, China, Temasek International Pte. Ltd.)	Joint Head, Portfolio Strategy & Risk Group Joint Head, China, Temasek International Pte. Ltd.	American

Benoit Louis Marie Francois Valentin 23 King Street London SW1Y 6QY United Kingdom (Senior Managing Director, Europe, Joint Head, Industrials, Temasek International (Europe) Limited	Senior Managing Director, Europe, Joint Head, Industrials, Temasek International (Europe) Limited	French

FULLERTON MANAGEMENT PTE LTD

Name, Business Address, Position	Principal Occupation	Citizenship
Leong Wai Leng c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Chief Financial Officer, Joint Head, Corporate Development Group, Temasek Holdings (Private) Limited	Singaporean

Cheong Kok Tim c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Managing Director, Legal & Regulatory, Temasek International Pte. Ltd.	Singaporean

CAIRNHILL INVESTMENTS (MAURITIUS) PTE LTD

Name, Business Address, Position	Principal Occupation	Citizenship
Ashraf Ramtoola c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius (Director)	Senior Manager, CIM Corporate Services Ltd	Mauritian

Rooksana Bibi Shahabally Coowar c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius (Director)	Head of Client Management, CIM Corporate Services Ltd	Mauritian

Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean

Lay Chee Seng, William c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean

MAXWELL (MAURITIUS) PTE LTD

Name, Business Address, Position	Principal Occupation	Citizenship
Ashraf Ramtoola c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius (Director)	Senior Manager, CIM Corporate Services Ltd	Mauritian

Rooksana Bibi Shahabally Coowar c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius (Director)	Head of Client Management, CIM Corporate Services Ltd	Mauritian

Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean

Lay Chee Seng, William c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean